CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm in the Post-Effective Amendment to the Registration Statement on Form N-1A of SGI Enhanced Market Leaders ETF, a series of The RBB Fund, Inc.

/s/ TAIT, WELLER & BAKER LLP

Philadelphia, Pennsylvania

May 2, 2025